             Consent of Independent Registered Public Accounting Firm

     We consent to the  reference  to our firm  under the  caption  "Independent
Registered  Public  Accounting Firm" in the Statement of Additional  Information
and to the use of our report  dated May 13, 2005  included  in the  Registration
Statement  (Form N-1A Nos.  333-122902 and 811-21718) and related  Prospectus of
Oppenheimer Dividend Growth Fund.

/s/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP

New York, New York
June 15, 2005